Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the fiscal quarter ended December 31, 2012 of Marsh & McLennan Companies, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Daniel S. Glaser, the President and Chief Executive Officer, and J. Michael Bischoff, the Chief Financial Officer, of Marsh & McLennan Companies, Inc. each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.

Date:	February 27, 2013	/s/ Daniel S. Glaser
Daniel S. Glaser
President and Chief Executive Officer

Date:	February 27, 2013	/s/ J. Michael Bischoff
J. Michael Bischoff
Chief Financial Officer